SONIC

SONIC SOLUTIONS
EXECUTIVE BONUS PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date. This Plan is effective as of October 1, 2008.

1.2 Purpose of the Plan. This Plan is intended to increase shareholder value and the success of the Company by (a) aligning the compensation of executive management to key financial drivers, (b) increasing the competitiveness of executive pay without increasing fixed costs, making bonus payments contingent upon organizational success, and (c) create internal consistency and standard guidelines among the executive peer group.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings:

2.1 "Administrator" means the person or persons identified in Section 4.1 acting in furtherance of the administration of the Plan.

2.2 "Award" means, for any Performance Period, the bonus amount payable to a Participant hereunder. A Participant's Award is equal to the Performance Metric multiplied by the Participant's Bonus Units and divided by the sum of all Bonus Units held by all Participants at the end of such Performance Period.

2.3 "Board" means the Company's board of directors.

2.4 "Bonus Units" means the number of bonus sharing units, or points, allocated to each Participant in accordance with the terms of this Plan.

2.5 "Company" means Sonic Solutions, a California corporation, or any successor thereto.

2.6 "Executive Officers" means those executive officers of the Company covered by the disclosure requirements for executive compensation in Item 402 of Regulation S-K, 17 CFR 229.402.

2.7 "Participant" means, for any Performance Period, the Executive Officers and the members of the Company's senior management designated for participation in the Plan in accordance with Section 3.2.

2.8 "Payment Date" means the date on which Awards under this Plan are paid to participants for a Performance Period. Usually the Payment Date will occur ninety (90) days after the end of a Performance Period but the Payment Date may be at another time, as determined by the Administrator.

2.9 "Performance Metric" means the metric of performance designated in accordance with Section 3.1.

2.10 **"Performance Period"** means each fiscal quarter, unless otherwise determined by the Board.

2.11 **"Plan"** means this Sonic Solutions Executive Bonus Plan, as amended from time to time.

SECTION 3
DEIGNATIONS; CALCULATION AND PAYMENT OF AWARDS

3.1 **Board Designations.** For each Performance Period, the Board, in its sole discretion, shall designate (a) the Performance Metric, (b) the aggregate number of Participants, or a range in the number of Participants, to be included under the Plan, (c) the aggregate number of Bonus Units, or a range of Bonus Units, to be administered under the Plan, and (d) the specific number of Bonus Units to be allocated to each of the Executive Officers. The Board may, in its sole discretion, make or modify any of the determinations described in this Section 3.1 at any time up to the Payment Date for a particular Performance Period.

3.2 **Additional Designations.** For each Performance Period, the Company's Chief Executive Officer and/or Chief Operating Officer, in the exercise of their sole discretion and in accordance with the authority delegated to them under Sections 4.1 and 4.2, shall designate (a) the specific non-Executive Officer employees who will be Participants (provided that the total number of such Participants, including the Executive Officers, will be equal to the aggregate number (or within the range) designated by the Board in clause (b) of Section 3.1), and (b) the specific number of Bonus Units to be allocated to each of the non-Executive Officer Participants (provided that the total number of such Bonus Units, including those allocated to the Executive Officers, will be equal to the aggregate number (or within the range) designated by the Board in clause (c) of Section 3.1). Subject to the Board's determinations and discretion pursuant to Section 3.1, the Company's Chief Executive Officer and/or Chief Operating Officer may, in the exercise of their sole discretion, make or modify any of the determinations described in this Section 3.2 at any time up to the Payment Date for a particular Performance Period.

3.3 **Calculation of Awards.** After the end of each Performance Period, the Company's Chief Financial Officer shall, in accordance with the authority delegated to him or her under Sections 4.1 and 4.2, calculate the amount of each Award to be made to the Participants.

3.4 **Timing of Payment.** Payment of Awards for a particular Performance Period shall be made on the Payment Date for such Performance Period, and in no event will any Participant have, or be deemed to have, any right or entitlement with respect to an Award until actual payment has been made to such Participant. Without limiting the generality of the foregoing, in no event will a Participant be entitled to receive an Award if such Participant is not employed by the Company at Payment Date for a particular Performance Period.

3.5 **Right to Receive Payment.** Each Award shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right to payment of an Award.

SECTION 4
ADMINISTRATION

4.1 **Administrator and Delegation.** The Board or the Board's compensation committee, shall (a) oversee the administration of this Plan, and (b) make the designations and take the actions described in Section 3.1. In addition, the Board or the Board's compensation committee, hereby delegates responsibility for (y) calculating all Awards and generally administering the Plan to the Company's Chief Financial Officer, and (z) making the designations and taking the actions described in Section 3.2 to the Company's Chief Executive Officer and/or Chief Operating Officer.

4.2 Authority. The Board, Chief Financial Officer, Chief Executive Officer and Chief Operating Officer shall each shall have all powers and discretion necessary or appropriate to perform their respective roles in administering this Plan and in controlling its operation. In administering the Plan, the Company's Chief Financial Officer may, but is not required to, document such administration using a "Performance Period Determination Worksheet" in a form similar to Attachment A to this Plan.

4.3 Decisions Binding. All determinations and decisions made by the respective decision-makers hereunder shall be final, conclusive, and binding on all persons.

SECTION 5
GENERAL PROVISIONS

5.1 Tax Withholding. The Company shall withhold all applicable taxes from the Awards.

5.2 No Effect on Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, with or without cause.

5.3 Participation. No Company employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

5.4 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate this Plan, or any part thereof, at any time and for any reason.

5.5 Duration of the Plan. This Plan shall commence on the date specified herein, and subject to Section 5.4, shall remain in effect thereafter.

5.6 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

5.7 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

5.8 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

ATTACHMENT A
PERFORMANCE PERIOD DETERMINATION WORKSHEET

Factor	Description
Performance Period	______________ through ______________
Performance Metric	______________
Participants (actual number or range)	______________
Bonus Units (actual number or range)	______________

Participant Name	Bonus Units